SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012

KBW, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33138	13-4055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code – (212) 887-7777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement

Merger Agreement

On November 5, 2012, KBW, Inc., a Delaware corporation (“KBW”), and Stifel Financial Corp., a Delaware corporation (“Stifel”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Subsequently, SFKBW One, Inc., a Delaware corporation and direct, wholly owned subsidiary of Stifel (“Merger Subsidiary”) and SFKBW Two, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Stifel, which is disregarded from Stifel (“Successor Subsidiary”) acceded to the Merger Agreement and became parties thereto for all purposes set forth therein.  Pursuant to the Merger Agreement, Merger Subsidiary will merge with and into KBW, whereupon the separate existence of Merger Subsidiary will cease, and the Company will be the surviving corporation (the “Merger”).  The Merger Agreement further provides that immediately after the effectiveness of the Merger, KBW will be merged with and into Successor Subsidiary, with Successor Subsidiary continuing as the surviving entity in such merger as a direct wholly owned subsidiary of Stifel.

Pursuant to the Merger Agreement, each outstanding share of KBW common stock (other than certain restricted shares, as described below) will be converted into the right to receive cash consideration of $10.00 less the per share amount of any KBW cash dividends other than ordinary quarterly dividends paid until December 31, 2012 (the “Cash Consideration”), and a portion of a share of Stifel common stock equal to (i) $7.50 divided by (ii) the average volume weighted average price per share of Stifel common stock for the last ten trading days prior to the closing date (the “Exchange Ratio”), subject to withholding of any applicable taxes and provided that such average of such volume weighted average stock prices for the purposes of such calculation cannot be less than $29.00 per share nor greater than $35.00 per share (the “Stock Consideration”).  If the average of such volume weighted average stock prices for purposes of such calculation is less than $29.00 per share or greater than $35.00 per share, the Exchange Ratio will be fixed at 0.2586 shares of Stifel common stock or 0.2143 shares of Stifel common stock, respectively.

Each KBW restricted stock award that is subject to a written agreement between KBW and the holder of such award that provides for a waiver of certain vesting rights shall, upon completion of the Merger, be deemed converted into the right to receive a number of shares of Stifel common stock equal to the product of (i) the number of shares of KBW common stock granted pursuant to such restricted stock award and (ii) $17.50, less the per share amount of any KBW cash dividends other than ordinary quarterly dividends paid until December 31, 2012, divided by the average volume weighted average price per share of Stifel common stock for the last ten trading days prior to the closing date (the “Equity Exchange Ratio”), subject to withholding of any applicable taxes and provided that such average of such volume weighted average stock prices for the purposes of such calculation cannot be less than $29.00 per share nor greater than $35.00 per share.  If the average of such volume weighted average stock prices for purposes of such calculation is less than $29.00 per share or greater than $35.00 per share, the Equity Exchange Ratio will be fixed at 0.6034 shares of Stifel common stock or 0.5000 shares of Stifel common stock, respectively.

Each KBW restricted stock award that is not subject to a written agreement between KBW and the holder of such award that provides for a waiver of certain vesting rights shall, upon completion of the Merger, become fully vested and nonforfeitable and shall be converted into the right to receive and shall become exchangeable for the Cash Consideration and the Stock Consideration in respect of each share of KBW common stock granted pursuant to such restricted stock award, as described above and subject to withholding of applicable taxes.

Each KBW restricted stock unit shall, upon completion of the Merger, be fully vested in accordance with its terms and shall be converted into the right to receive and shall become exchangeable for the Cash Consideration and the Stock Consideration, as described  above, provided, that applicable taxes will be withheld as required with respect to the consideration that is payable or deliverable with respect to such award, and provided further, that the foregoing shall not apply to any restricted stock unit award for which the holder has made a change in control override election (whether pursuant to a written agreement between KBW and such holder, or otherwise), in which case such restricted stock unit award shall, upon completion of the merger, be deemed converted into the right to receive a number of shares of Stifel common stock equal to the product of (i) the number of shares of KBW common stock subject to such restricted stock unit award and (ii) the Equity Exchange Ratio, provided that the closing stock price for the purposes of such calculation shall not be less than $29.00 per share nor greater than $35.00 per share.  If the closing stock price for purposes of such calculation is less than $29.00 per share or greater than $35.00 per share, the Equity Exchange Ratio will be fixed at 0.6034 shares of Stifel common stock or 0.5000 shares of Stifel common stock, respectively.  In addition, upon completion of the Merger, any other KBW stock-based awards, except as otherwise set forth in an agreement with the holder, shall be converted into stock-based awards with respect to shares of Stifel common stock, in each case based on the Equity Exchange Ratio.

The Merger Agreement contains customary representations, warranties and covenants, including, among other things, covenants that, subject to certain exceptions: (i) Stifel and KBW will each conduct its business in the ordinary course consistent with past practice until the earlier of the effective time of the Merger and termination of the Merger Agreement, (ii) Stifel and KBW will each use its reasonable best efforts to take all actions necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by the Merger Agreement, (iii) KBW will not solicit, initiate or knowingly facilitate or encourage the submission of any alternative acquisition proposal or enter into or participate in discussions or negotiations regarding, or provide any non-public information regarding KBW in connection with, alternative acquisition proposals; (iv) that KBW will call and hold a meeting of its stockholders to consider and vote upon the adoption of the Merger Agreement, and (v) that the KBW Board of Directors will recommend the adoption of the Merger Agreement by its stockholders.

Consummation of the Merger is subject to various conditions, including: (i) adoption of the Merger Agreement by KBW’s stockholders in accordance with Delaware law, (ii) the absence of any applicable law that prohibits, makes the Merger illegal or enjoins the consummation of the Merger, (iii) the registration statement on Form S-4 (the “S-4”) having been declared effective by the Securities and Exchange Commission (the “SEC”), (iv) approval of the listing on the New York Stock Exchange of the Stifel common stock to be issued in the

Merger, subject to official notice of issuance, (v) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act relating to the Merger having expired or been terminated and (v) certain other regulatory approvals having been obtained if required by applicable law. Each party’s obligation to consummate the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement and (iii) absence of any developments subsequent to the date of the Merger Agreement that would have a material adverse effect on the other party.

The Merger Agreement, in addition to providing that the parties can mutually agree to terminate the Merger Agreement, contains certain termination rights for KBW and Stifel, as the case may be, including upon: (1) the existence of any final and nonappealable applicable law that (a) prohibits or makes illegal the consummation of the Merger or (b) enjoins KBW or Stifel from consummating the Merger; (2) March 31, 2013, if the Merger has not been completed by that time; (3) a breach by the other party that cannot be cured by March 31, 2012 if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; (4) failure of KBW’s stockholders to approve the Merger; (5) failure by the KBW board of directors to publicly confirm its board recommendation within five business days of a written request, made prior to KBW stockholder approval, by Stifel; (6) the occurrence of an Adverse Recommendation Change (as defined in the Merger Agreement); (7) the authorization of the board of directors of KBW for KBW, subject to complying with the terms of the Merger Agreement, including providing the required notice to Stifel, to enter into a written agreement concerning a Superior Proposal (as defined in the Merger Agreement); or (8) failure by the other party to close the Merger on the date required pursuant to the Merger Agreement despite all conditions to such party’s obligation to effect the closing being satisfied.  Upon termination of the Merger Agreement under specified circumstances, KBW may be required to pay Stifel a termination fee of $17,255,000.

Upon consummation of the Merger, Stifel’s board of directors will be increased by two members and such newly-created vacancies will be filled by two current directors of KBW, Thomas B. Michaud and an individual reasonably designated by KBW from among those individuals serving as directors of KBW immediately prior to the consummation of the Merger, who will be “independent” as such term is applied under the corporate governance standards of the Stifel board of directors.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference into this report.  The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The representations, warranties and covenants of each party as set forth in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications and exceptions agreed upon or to be agreed upon by the parties (including being qualified by confidential disclosures), and may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, investors should read the Merger Agreement together with the other information concerning Stifel and KBW that each company publicly files in reports and statements with the SEC.

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Waiver Agreements

On November 5, 2012, KBW entered into waiver agreements (the “Waiver Agreements”) with Thomas Michaud, Andrew Senchak and John Duffy, each a named executive officer of KBW, to waive (i) all rights under each executive’s existing employment agreement with KBW, (ii) the provisions in each executive’s outstanding KBW restricted stock awards that would otherwise have resulted in accelerated vesting treatment of such awards upon completion of the Merger and (iii) all rights under each executive’s outstanding performance equity awards and Long Term Incentive Program awards.  The waivers become effective upon the Merger.

In consideration for these waivers, KBW has agreed to eliminate any future service requirement for each executive’s outstanding KBW restricted stock awards immediately prior to, and subject to consummation of, the Merger.  As modified, the executives’ restricted stock awards will become vested on the originally scheduled vesting dates subject to the executive’s continued compliance with non-competition and non-solicitation covenants until that time (unless his employment is terminated without “cause,” in which case the award will vest on the scheduled vesting dates irrespective of the executive’s compliance with the restrictive covenants).

The Waiver Agreements also provide that KBW will grant to each of Messrs. Michaud, Duffy and Senchak, pursuant to the KBW, Inc. 2009 Incentive Plan and effective immediately before the Merger, an amount of restricted shares of KBW common stock (the “Transition Stock Grants”) with a value, as of the grant date, of $5,000,000.  Upon completion of the Merger, each Transition Stock Grant will convert into the right to receive an amount of restricted shares of Stifel common stock of equivalent value calculated based on the Equity Exchange Ratio.  The Transition Stock Grants vest ratably over a three-year period for Mr. Michaud and a five-year period for Messrs. Duffy and Senchak irrespective of the executive’s continued employment, but subject to his continued compliance with non-competition and non-solicitation covenants (unless his employment is terminated without “cause,” or by him for “good reason”, in which case the award will vest on the scheduled vesting dates irrespective of the executive’s compliance with the restrictive covenants).

Mr. Michaud’s Waiver Agreement provides for a grant of restricted shares of KBW common stock (the “Retention Stock Grant”) on the fifth trading day after announcement of the Merger Agreement.  The Retention Stock Grant, issued pursuant to the KBW, Inc. 2009 Incentive Plan, will have a value, as of the grant date, of $750,000.  The Retention Stock Grant vests ratably over a five-year period subject to Mr. Michaud’s continued employment.

Immediately prior to the consummation of the Merger, any such future service requirements will cease, and the Retention Stock Grant will vest on the originally scheduled dates subject to Mr. Michaud’s continued compliance with restrictive non-competition and non-solicitation covenants until that time (unless his employment is terminated without “cause” or by Mr. Michaud for “good reason”, in which case the award will vest on the scheduled vesting dates irrespective of Mr. Michaud’s compliance with the restrictive covenants).

Terms Agreements

On November 8, 2012, KBW and Stifel entered into terms agreements (the “Terms Agreements”) with Robert Giambrone and Mitchell Kleinman, each a named executive officer, which will become effective upon the consummation of the merger.

KBW previously entered into change of control agreements (the “Change of Control Agreements”) with Messrs. Giambrone and Kleinman. The Terms Agreements provide that, immediately prior to the merger, these change in control agreements will be amended to provide for the reduction of change of control payments or benefits to the extent necessary so that none of those payments or benefits are subject to excise taxes under Section 4099 of the Internal Revenue Code of 1986, as amended (and that severance payments will be no larger than an amount set forth in the Terms Agreement).  In lieu of any bonus payable for 2012 pursuant to the executive’s Change of Control Agreement or employment agreement, the Terms Agreements entitle each of Messrs. Giambrone and Kleinman to an annual bonus in 2012 equal to $1,500,000.  Generally, the other terms of the Change of Control Agreements remain in effect.

KBW, Stifel and each of the executives acknowledge in the Terms Agreements that the changes to Messrs. Giambrone and Kleinman’s responsibilities and duties following the Merger will constitute “good reason” as defined by the Change of Control Agreements, which will entitle each to certain severance benefits under his Change of Control Agreement (as amended by the Terms Agreements) upon his termination for “good reason”.

The foregoing description of the Waiver Agreements, Transition Stock Grants, Retention Stock Grant and Terms Agreements does not purport to be complete and is qualified in its entirety by reference to the terms of each such document.  The Waiver Agreements entered into between KBW and Thomas Michaud, Andrew Senchak and John Duffy are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and the Terms Agreements by and between KBW, Stifel and each of Robert Giambrone and Mitchell Kleinman are filed as Exhibits 10.4 and 10.5 hereto, respectively, and incorporated by reference herein. Forms of Restricted Stock Award Agreements for the Transition Stock Grant to Mr. Michaud, the Transition Stock Grants to Messrs. Senchak and Duffy and the Retention Stock Grant are filed as Exhibits 10.6, 10.7 and 10.8 hereto, respectively, and incorporated by reference herein.

Cautionary Statement Concerning Forward-Looking Statements

Statements in this Current Report on Form 8-K that relate to Stifel’s or KBW’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the inability to close the merger in a timely manner; (2) the inability to complete the merger due to the failure to obtain KBW stockholder adoption of the merger agreement or the failure to satisfy other conditions to completion of the merger, including required regulatory and court approvals; (3) the failure of the transaction to close for any other reason; (4) the possibility that the integration of KBW’s business and operations with those of Stifel may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to KBW’s or Stifel’s existing businesses; (5) the challenges of integrating and retaining key employees; (6) the effect of the announcement of the transaction on Stifel’s, KBW’s or the combined company’s respective business relationships, operating results and business generally; (7) the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; (8) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (9) the challenges of maintaining and increasing revenues on a combined company basis following the close of the merger; (10) diversion of management’s attention from ongoing business concerns; (11) general competitive, economic, political and market conditions and fluctuations; (12) actions taken or conditions imposed by the United States and foreign governments; (13) adverse outcomes of pending or threatened litigation or government investigations; (14) the impact of competition in the industries and in the specific markets in which Stifel and KBW, respectively, operate; and (15) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the proxy statement/prospectus to be mailed to KBW’s shareholders and in Stifel’s and KBW’s respective filings with the U.S. Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at http://www.sec.gov, including the sections entitled “Risk Factors” in Stifel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and “Risk Factors” in KBW’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Readers are strongly urged to read the full cautionary statements contained in those materials. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information

In connection with the proposed Merger, Stifel will be filing a registration statement on Form S-4 that also constitutes a prospectus of Stifel and other relevant documents relating to the acquisition of KBW with the SEC. The registration statement on Form S-4 will include a proxy statement of KBW, and the final proxy statement/prospectus will be mailed to shareholders of KBW. Stifel and KBW shareholders are urged to read the registration statement and any other relevant documents filed with the SEC, including the proxy statement/prospectus that will be part of the registration statement, because they will contain important information about Stifel, KBW and the proposed transaction. Investors and securityholders will be able to obtain free copies of the registration statement and proxy statement/prospectus (when available) as well as other filed documents containing information about Stifel and KBW, without charge, at the SEC’s website (http://www.sec.gov). Free copies of Stifel’s filings also may be obtained by directing a request to Stifel’s Investor Relations by phone to (314) 342-2000, in writing to Stifel Financial Corp., Attention: Investor Relations, 501 North Broadway, St. Louis, Missouri 63102, by email to investorrelations@stifel.com or at Stifel’s website (http://www.stifel.com). Free copies of KBW’s filings also may be obtained by directing a request to KBW’s Investor Relations by phone to (866) 529-2339, in writing to KBW, Inc., Attn: Alan Oshiki, c/o King Worldwide Investor Relations, 48 Wall Street, 32nd Floor, New York, New York 10005, or by email to kbw.inv.relations@kbw.com.

Proxy Solicitation

Stifel, KBW and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the shareholders of KBW with respect to the proposed transaction. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the registration statement and proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed transaction. Information regarding Stifel’s directors and executive officers is also available in Stifel’s definitive proxy statement for its 2012 Annual Meeting of Shareholders filed with the SEC on April 20, 2012. Information regarding KBW’s directors and executive officers is also available in KBW’s definitive proxy statement for its 2012 Annual Meeting of Shareholders filed with the SEC on April 27, 2012. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at KBW and Stifel.

ITEM 9.01.  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated November 5, 2012, between KBW, Inc. and Stifel Financial Corp. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)
10.1	Waiver Agreement dated November 5, 2012 between KBW, Inc. and Thomas Michaud
10.2	Waiver Agreement dated November 5, 2012 between KBW, Inc. and Andrew Senchak
10.3	Waiver Agreement dated November 5, 2012 between KBW, Inc. and John Duffy
10.4	Terms Agreement dated November 8, 2012 between KBW, Inc., Stifel Financial Corp. and Robert Giambrone
10.5	Terms Agreement dated November 8, 2012 between KBW, Inc., Stifel Financial Corp. and Mitchell Kleinman
10.6	Form of Restricted Stock Award Agreement for Transition Stock Grant to Mr. Michaud
10.7	Form of Restricted Stock Award Agreement for Transition Stock Grants to Messrs. Senchak and Duffy
10.8	Form of Restricted Stock Award Agreement for Retention Stock Grant to Mr. Michaud

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KBW, INC.
(Registrant)

Date: November 9, 2012	By:	/s/ Thomas B. Michaud
	Name:	Thomas B. Michaud
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated November 5, 2012, between KBW, Inc. and Stifel Financial Corp. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)
10.1	Waiver Agreement dated November 5, 2012 between KBW, Inc. and Thomas Michaud
10.2	Waiver Agreement dated November 5, 2012 between KBW, Inc. and Andrew Senchak
10.3	Waiver Agreement dated November 5, 2012 between KBW, Inc. and John Duffy
10.4	Terms Agreement dated November 8, 2012 between KBW, Inc., Stifel Financial Corp. and Robert Giambrone
10.5	Terms Agreement dated November 8, 2012 between KBW, Inc., Stifel Financial Corp. and Mitchell Kleinman
10.6	Form of Restricted Stock Award Agreement for Transition Stock Grant to Mr. Michaud
10.7	Form of Restricted Stock Award Agreement for Transition Stock Grants to Messrs. Senchak and Duffy
10.8	Form of Restricted Stock Award Agreement for Retention Stock Grant to Mr. Michaud